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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 1996
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                 GAP INSTRUMENT CORP.
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(Exact name of registrant as specified in its charter)


            New York                   000-02677                11-1781357
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(State or other jurisdiction)       (Commission File          (IRS Employer
                                         Number)            Identification No.)


100 Horse Block Road, Yaphank, New York          11980
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(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (516) 924-1700
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Item 4.  Changes in Registrant's Certifying Accountant

         a. Effective November 8, 1996, GAP Instrument Corp. (GAP) dismissed its prior certifying accountants, Schwaeber Sloane Schulman Division, David Berdon & Co., LLP, and retained as its new certifying accountants, Israeloff, Trattner & Co. Schwaeber Sloane Schulman's report on GAP's financial statements for the fiscal year ending December 31, 1995 preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by GAP's Board of Directors.

         During the last fiscal year to the date hereof, there were no disagreements between GAP and Schwaeber Sloane Schulman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schwaeber Sloane Schulman, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         b. Effective November 8, 1996, GAP engaged Israeloff, Trattner & Co. as its principal accountants. During the last fiscal year and the subsequent interim period to the date hereof, GAP did not consult Israeloff, Trattner & Co. regarding any of the matters or events set forth in Item 304(a)(2)(I) and(ii) of Regulation S-K.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GAP INSTRUMENT CORP.



/s/ James M. Edwardson
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    James M.  Edwardson
    Chairman of the Board of Directors
    and Chief Operating Officer